--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A2

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 27, 2005

                                RONCO CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    0-27471                    84-1148206
(State of Incorporation)      (Commission File No.)         (I.R.S. Employer
                                                          Identification Number)

                   21344 Superior Street, Chatsworth CA 91311
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                                 (818) 775-4602
              ----------------------------------------------------
              (Registrant's Telephone Number, including area code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------

Section 8. Other Information.

The Registrant hereby further amends its previously filed Current Report Form 8-K filed with the Commission on July 1, 2005, as thereafter amended by Amendment #1 to that report filed with the Commission on September 12, 2005 (collectively the "July Form 8-K"), to include the following combined statements of operations, accumulated deficit and cash flows for the year ended December 31, 2002. In addition the Registrant has amended its September 30, 2004 and December 31, 2003 financial statements to reflect changes in depreciation and amortization, accumulated depreciation and amortization, and accumulated deficit and members' deficit.

On November 4, 2005, the Registrant filed its June 30, 2005 audited Annual Report on Form 10-K, which reflects the acquisition of Ronco Inventions, LLC and Affiliated Companies in its June 30, 2005 balance sheet. Accordingly, the Registrant has not included a pro forma balance sheet in this Amendment #2 to the July Form 8-K.

Section 9. Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

                            RONCO INVENTIONS, LLC AND
                              AFFILIATED COMPANIES
                          COMBINED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                                TABLE OF CONTENTS

                                                                         Page

Independent Auditor's Report                                              1

Combined Balance Sheet as of September 30, 2004                           2

Combined Statement of Operations for the Nine Months
  Ended September 30, 2004                                                3

Combined Statement of Stockholder's and Members' Deficiency
  for the Nine Months Ended September 30, 2004                            4

Combined Statement of Cash Flows for the Nine Months
  Ended September 30, 2004                                                5

Notes to Combined Financial Statements                                   6-13

                          INDEPENDENT AUDITOR'S REPORT

To the Members and Stockholder
Ronco Inventions, LLC and Affiliated Companies

We have audited the accompanying combined balance sheet of Ronco Inventions, LLC and Affiliated Companies as of September 30, 2004, and the related combined statements of operations, stockholder's and members' deficiency and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ronco Inventions, LLC and Affiliated Companies as of September 30, 2004, and the results of their operations and their cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13, the combined financial statements as of and for the nine months ended September 30, 2004, have been restated.


                                          /s/ Mahoney Cohen & Company, CPA, P.C.


New York, New York
June 10, 2005, except for Notes 13 and 14, which are as of October 20, 2005.

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET

                               SEPTEMBER 30, 2004
                                   (Restated)


                                     ASSETS
Current Assets:
     Cash and cash equivalents                                                     $  2,421,984
     Accounts receivable, net of allowance for doubtful accounts of $1,242,000        3,481,628
     Inventories                                                                     11,465,549
     Prepaid expenses and other current assets                                        3,005,629
                                                                                   ------------

              Total current assets                                                   20,374,790

Investments in held-to-maturity securities                                            2,061,107

Property and equipment, net                                                           1,253,803

Other Assets:
      Production costs, net of accumulated amortization $588,986                        313,039
      Due from affiliate                                                                190,034
      Deposits                                                                          211,505
                                                                                   ------------

                                                                                   $ 24,404,278
                                                                                   ============

             LIABILITIES AND STOCKHOLDER'S AND MEMBERS' DEFICIENCY

Current Liabilities:
     Accounts payable                                                              $  7,883,089
     Accrued expenses                                                                   825,388
     Due to affiliates                                                                  120,462
     Product development and license fees payable                                     7,070,465
     Deferred income                                                                  4,502,924
                                                                                   ------------

              Total current liabilities                                              20,402,328

 Long-Term Liabilities:
      Loan payable to stockholder and affiliate                                      39,150,000
      Deferred income                                                                 1,241,662

Commitments and Contingencies

Stockholder's and Members' Deficiency:
     Common stock                                                                         1,001
     Paid-in capital                                                                  1,194,375
     Accumulated deficit                                                            (23,799,790)
     Members' deficit                                                               (13,785,298)
                                                                                   ------------

              Total stockholder's and members' deficiency                           (36,389,712)
                                                                                   ------------

                                                                                   $ 24,404,278
                                                                                   ============

                             See accompanying notes.

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Restated)

Net sales                                                          $ 63,245,257

Cost of sales                                                        16,842,282
                                                                   ------------

Gross profit                                                         46,402,975

Selling, general and administrative expenses                         53,216,762
Impairment loss on equipment                                            771,048
                                                                   ------------
                                                                     53,987,810
                                                                   ------------
Loss from operations                                                 (7,584,835)

Interest expense, net of interest income of $133,830                    120,482
                                                                   ------------

Net loss                                                           $ (7,705,317)
                                                                   ============

                             See accompanying notes.

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

           COMBINED STATEMENT OF STOCKHOLDER'S AND MEMBERS' DEFICIENCY

                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Restated)

                          Popeil Inventions, Inc.  R.P. Productions, Inc.                                Ronco
                                  Common Stock          Common Stock                                Inventions, LLC
                             --------------------  --------------------     Paid-in    Accumulated      Members'
                               Shares     Amount     Shares    Amount       Capital       Deficit       Deficit          Total
                             ---------  ---------  ---------  ---------  ------------  ------------   ------------   ------------
Balance, January 1, 2004,        1,000  $   1,000        100  $       1  $  1,194,375  $(18,781,063)  $(11,098,708)  $(28,684,395)

Net loss                            --         --         --         --            --    (5,018,727)    (2,686,590)    (7,705,317)
                             ---------  ---------  ---------  ---------  ------------  ------------   ------------   ------------

Balance, September 30, 2004      1,000  $   1,000        100  $       1  $  1,194,375  $(23,799,790)  $(13,785,298)  $(36,389,712)
                             =========  =========  =========  =========  ============  ============   ============   ============

                             See accompanying notes.

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF CASH FLOWS

                      NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $ (7,705,317)
   Adjustments to reconcile net loss
     to net cash used in operating activities:
     Depreciation and amortization                                      953,928
     Impairment loss on equipment                                       771,048
     Bad debt expense                                                 1,588,371
     Changes in operating assets and liabilities:
         Accounts receivable                                          4,498,179
         Inventories                                                 (5,652,929)
         Prepaid expenses and other current assets                    2,222,083
         Other assets                                                  (454,214)
         Accounts payable                                               206,150
         Accrued expenses                                               177,827
         Product development and license fees payable               (40,380,573)
         Deferred income                                              2,548,315
                                                                   ------------

   Net cash used in operating activities                            (41,227,132)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Property and equipment purchased                                    (243,084)
   Proceeds from investment in securities                               500,003
                                                                   ------------

   Net cash provided by investing activities                            256,919
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from loans from stockholder and affiliate                39,150,000
   Net advances to affiliates                                           (81,436)
                                                                   ------------

   Net cash provided by financing activities                         39,068,564
                                                                   ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                            (1,901,649)

CASH AND CASH EQUIVALENTS, January 1, 2004                            4,323,633
                                                                   ------------

CASH AND CASH EQUIVALENTS, September 30, 2004                      $  2,421,984
                                                                   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
   Interest
                                                                   $         --
                                                                   ============
   Income taxes                                                    $      1,600
                                                                   ============

                             See accompanying notes.

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1  -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Principles of Combination

            The combined financial statements include the accounts of R.P. Productions, Inc. ("RPP"), a Nevada S corporation, Popeil Inventions, Inc. ("PII"), a Nevada S corporation, and Ronco Inventions, LLC ("RI" or "LLC"), a California limited liability company (collectively, the "Company"), which are affiliated through common ownership and management. All significant intercompany balances and transactions have been eliminated in combination.

            Business

            PII and RI contract with foreign suppliers to manufacture their home and kitchen products. PII and RI market their products primarily in the United States through the broadcast of direct response commercial announcements known as infomercials, internet advertising, in-house customer service department, telemarketing and through wholesale distributors to retailers. The infomercials are produced by RPP.

            Fiscal Year End

            In 2004, the Company changed its fiscal year end from December 31 to September 30. Accordingly, the results of operations for 2004 include the period January 1, 2004 to September 30, 2004.

            Cash and Cash Equivalents

            Cash and cash equivalents include all short-term, highly liquid investments purchased with original maturities of three months or less.

            Inventories

            Inventories, consisting entirely of finished goods, are valued at the lower of cost, determined by the first-in, first-out (FIFO) method, or market. The inventory costs are comprised primarily of product, freight and duty. The Company writes down inventory for estimated obsolescence equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

            Revenue Recognition

            PII and RI recognize revenue from the sale of products when the products are shipped to the customers, provided that the price is fixed, title has been transferred and collectibility of the resulting receivable is reasonably assured. Net sales include revenue generated from products shipped, shipping and handling fees and revenue earned on extended service contracts, less returns and sales allowances. Revenue from free trial sales is recognized after the trial period is over and the customer has not returned the product. Returns and sales allowances are for damaged goods and anticipated customer returns. For the nine months ended September 30, 2004, the Company generated approximately 98% of sales from two kitchen products and approximately 80% and 20% of the Company's total sales are comprised of direct response and wholesale business, respectively.

            Revenue from the sale of extended service contracts is recognized on a straight-line basis over the life of the extended service contract. Extended service contract lives begin after the six-month free warranty period and range from three to four years. Warranty costs were insignificant for the nine months ended September 30, 2004. Amounts received from the sale of extended service contracts prior to revenue recognition are included in deferred income on the combined balance sheet.

            Shipping and Handling Costs

            Shipping and handling costs are included in selling, general and administrative expenses which approximated $7,491,000 for the nine months ended September 30, 2004.

            Investments

            The Company has classified its investments as held to maturity, which consist of securities that management has the ability and intent to hold to maturity and are carried at amortized cost. The Company determines specific identification for computing realized gains or losses for securities sold.

            Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

            Property and Equipment

            Property and equipment is recorded at cost. The Company provides for depreciation and amortization utilizing accelerated methods based on the estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or lease term.

            Impairment of Long-Lived Assets

            The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. During the nine months ended September 30, 2004, the Company recorded an impairment charge of approximately $771,000 for tooling that is no longer being used.

            Production Costs

            The Company amortizes the production costs of infomercials on a straight-line basis based on an estimated useful life of three years.

            Income Taxes

            PII and RPP have elected to be treated as S corporations for federal and state income tax purposes. Pursuant to these elections, the income or loss of the companies is included in the income tax returns of their stockholders. In addition, RI is a limited liability company, which is a non-taxable entity for federal and state income tax purposes. Accordingly, the members have responsibility for payment of tax on their individual shares of income or losses.

            Advertising Costs

            Advertising costs are expensed when broadcast. Amounts paid for advertising prior to the broadcast are deferred as prepaid advertising costs until such time that the advertising has been broadcast. Advertising expense amounted to approximately $31,096,000 for the nine months ended September 30, 2004.

            Fair Value of Financial Instruments

            The carrying amounts of significant financial instruments, which includes accounts receivable, accounts payable and accrued expenses, approximated fair value as of September 30, 2004 due to their short-term maturities. Fair value of related party loans cannot be determined due to lack of similar instruments available to the Company.

NOTE 2  -   CONCENTRATIONS OF RISK

            Cash and Cash Equivalents

            The Company maintains most of its cash balances at a bank located in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

            Accounts Receivable

            The Company utilizes the allowance method for accounting for losses from uncollectible accounts. Under this method, an allowance for doubtful accounts reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. Management has determined the allowance based on known troubled accounts, historical experience and other currently available evidence. The Company performs ongoing credit evaluations of its customers. The Company accrues its estimated product returns and records this as a reduction of accounts receivable.


NOTE 3  -   INVESTMENTS

            Investments classified as held to maturity are as follows at September 30, 2004:

                                                                      Gross            Gross
                                                  Amortized         Unrealized      Unrealized            Fair
                                                    Cost              Gains           Losses             Value
                                                ------------       ------------     ------------     ------------
              Obligations of states and
                political subdivisions,
                including municipal bonds       $  2,061,107       $    140,443     $         --     $  2,201,550
                                                ============       ============     ============     ============

            Scheduled maturities of securities classified as held to maturity at September 30, 2004 were as follows:

                                         Amortized               Fair
                                            Cost                 Value
                                       ---------------      ---------------
                  Due in:
                        2007           $        30,001      $        32,283
                        2008                 1,000,000            1,060,070
                        2015                   605,000              635,749
                        2018                   400,000              443,528
                        2019                    26,106               29,920
                                       ---------------      ---------------

                                       $     2,061,107      $     2,201,550
                                       ===============      ===============

            All investments are pledged to a bank as collateral (see Note 8).

NOTE 4  -   PREPAID EXPENSES AND OTHER CURRENT ASSETS

            Prepaid expenses and other current assets consisted of the following at September 30, 2004:

               Prepaid advertising                     $1,691,127
               Deposits                                   683,219
               Prepaid insurance                          377,956
               Other                                      253,327
                                                       ----------

                                                       $3,005,629
                                                       ==========

NOTE 5 -    PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following at September 30, 2004:

               Transportation equipment                             $1,162,442
               Office furniture and equipment                        2,298,689
               Tooling                                                 274,529
               Leasehold improvements                                  570,574
                                                                    ----------

                                                                     4,306,234

               Less: Accumulated depreciation and amortization       3,052,431
                                                                    ----------

                                                                    $1,253,803
                                                                    ==========

            Depreciation expense was approximately $804,000 for the nine months ended September 30, 2004.

NOTE 6  -   DEFERRED INCOME

            As of September 30, 2004, deferred income consists of unamortized extended service contracts amounting to $2,482,799 and cash received on unshipped orders of $3,261,787. For the nine months ended September 30, 2004, revenues generated from extended services contracts were $1,183,479.

NOTE 7  -   STOCKHOLDER'S AND MEMBERS' DEFICIENCY

            As of September 30, 2004, common stock and paid-in capital consisted of the following:

                                                                              Par           Common         Paid-in
                                                                             Value           Stock         Capital
                                                                           ----------     ----------      ---------
               R.P. Productions, Inc.
                 Authorized, 10,000,000 shares;
                 Issued and outstanding, 100 shares                        $    .0025     $        1     $       --
                                                                           ==========

               Popeil Inventions, Inc.
                 Authorized, 1,000 shares;
                 Issued and outstanding, 1,000 shares                      $        1          1,000      1,194,375
                                                                           ==========     ----------     ----------

                                                                                          $    1,001     $1,194,375
                                                                                          ==========     ==========

            Members' Deficit

            Net profits of the LLC are allocated to the members first in amounts equal to cumulative net losses previously allocated and in proportion to their membership interest, which are 99% for one member and 1% for the other. Net losses of the LLC are allocated to members first in amounts equal to each member's pro rata share of net profits previously allocated, second, in proportion to each member's positive capital accounts until such capital accounts are reduced to zero, and third, in proportion to their membership interest until the capital accounts are reduced to zero and then to the member with the largest percentage interest.

NOTE 8 -    LOAN AGREEMENT

            The Company entered into an $8,000,000 loan agreement with a bank for the opening of letters of credit plus any liability created by the payments of drafts drawn by the letter of credit. The agreement matures on March 31, 2006, as amended. The liability created by the payments of drafts drawn by the letters of credit bears interest at the rate of 4% per annum.

            The Company has pledged as collateral to the bank its investments, certificates of deposit and money market accounts. The minimum collateral base amount is $1,000,000, as amended. The agreement requires that the amount of collateral be equal to, or exceed, the amount of outstanding letters of credit plus any liability created by the payment of drafts drawn by the letters of credit. There was no liability created by the payment of drafts drawn by the letters of credit at September 30, 2004.

            At September 30, 2004, the Company has open letters of credit of approximately $3,511,000.

NOTE 9  -   PRODUCT DEVELOPMENT AND LICENSE AGREEMENTS

            The Company entered into a product development agreement with a third party who co-invented the Showtime Rotisserie products, as well as a number of other products for the Company. Under the terms of the agreement, the Company incurs an expense in an amount equal to 25% of net profits, as defined, or is reimbursed by the third party for 25% of net losses, as defined. For the nine months ended September 30, 2004, the Company recorded income from the reimbursement of losses of approximately $1,407,000, which is shown as a reduction of selling, general and administrative expenses in the accompanying combined statement of operations.

            The Company also entered into licensing agreements with an unrelated company that holds the patents on certain of its products. Under the terms of the licensing agreements, as amended, the Company incurs license fees ranging from $6 to $17 per unit sold through 2007. Licensing expense under these agreements for the nine months ended September 30, 2004 amounted to approximately $3,251,000. In December 2004, the license agreements were terminated effective August 31, 2004.

            At September 30, 2004, the Company had product development and license fees payable to these two unrelated third parties in the amount of approximately $7,310,000.

NOTE 10  -  RELATED PARTY TRANSACTIONS

            Loans Payable

            In September 2004, RMP Family Trust, the stockholder of RPP and PII, Ronald M. Popeil, the primary beneficiary of the trust, and affiliated entities loaned the Company $8,500,000, $28,750,000 and $1,900,000, respectively. These loans are evidenced by promissory notes, which bear interest at 10% per annum and are due on September 7, 2007. The proceeds from these loans were used to pay off the balance owed by the Company for license fees outstanding as of December 31, 2003. Interest expense related to these loans was approximately $247,000 for the nine months ended September 30, 2004. This amount is included in accrued expenses at September 30, 2004.

            Due from Affiliate

            At September 30, 2004, a non-interest bearing advance in the amount of approximately $190,000 was due from Ronald M. Popeil.

            Due to Affiliates

            At September 30, 2004, the amount due to companies affiliated through common ownership for advances was approximately $120,000. Such advances are non-interest bearing and are due on demand. During the nine months ended September 30, 2004, the Company paid approximately $108,000 of consulting fees to an entity owned by an officer of the Company.

NOTE 11  -  COMMITMENTS AND CONTINGENCIES

            Leases

            In March 2005, the Company amended its facilities lease to a month-to-month basis with a six month early termination notice. The Company leases other premises and equipment on a month-to-month basis. Rent expense under operating leases was approximately $303,000 for the nine months ended September 30, 2004.

            The Company leases office space from a related party. Rent expense paid to this related party under the month-to-month agreement was $45,000 for the nine months ended September 30, 2004.

            Litigation

            The Company is, from time to time, the subject of litigation, claims and assessments arising out of matters occurring in its normal business operations. In the opinion of management, resolution of these matters will not have a material adverse effect on the Company's combined financial statements.

NOTE 12  -  EMPLOYEE BENEFIT PLAN

            The Company sponsors a 401(k) defined contribution benefit plan covering substantially all of its employees. Under the plan, employees can make annual voluntary contributions not to exceed the lesser of an amount equal to 15% of their compensation or limits established by the Internal Revenue Code. At this time, the Company does not provide for matching contributions.

NOTE 13  -  RESTATEMENT

            The Company restated its depreciation expense for the nine months ended September 30, 2004, and its accumulated depreciation and amortization, accumulated deficit, and members' deficit as of January 1, 2004 and September 30, 2004, for errors relating to the period used for amortizing leasehold improvements.

            The following tables summarize the combined balance sheet as of September 30, 2004, and the combined statement of operations for the nine months ended September 30, 2004, giving effect to the restatement described above:

BALANCE SHEET

                                               Previously
                                                Reported        Restated
                                              ------------   -------------
            Property and equipment, net       $  1,454,959   $   1,253,803
            Net assets                          24,605,434      24,404,278
            Accumulated deficit                (23,616,644)    (23,799,790)
            Members'deficit                    (13,767,288)    (13,785,289)
            Total stockholder's and
              members' deficit                 (36,188,556)    (36,389,712)

STATEMENT OF OPERATIONS

                                              Previously
                                                Reported        Restated
                                              ------------   -------------
            Selling, general and
              administrative                  $ 53,209,406   $  53,216,762
            Loss from operations                (7,577,559)     (7,584,835)
            Net loss                            (7,698,041)     (7,705,317)

NOTE 14  -  SUBSEQUENT EVENTS

            On December 10, 2004, the Company entered into an asset purchase agreement with Ronco Marketing Corporation ("RMC") and Ronald M. Popeil, whereby RMC agreed to purchase substantially all the assets of the Company for a total purchase price of $53,367,000, of which $40,209,000 will be cash and the remaining $13,158,000 will be a seller's note, subject to approval.

                            RONCO INVENTIONS, LLC AND
                              AFFILIATED COMPANIES

                          COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                        AND INDEPENDENT AUDITORS' REPORT

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                                TABLE OF CONTENTS

                                                                         Page

INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003:

   Combined Balance Sheet                                                 2
   Combined Statement of Operations                                       3
   Combined Statement of Stockholders' and Members' Deficiency            4
   Combined Statement of Cash Flows                                       5
   Notes to Combined Financial Statements                                6-14

                          INDEPENDENT AUDITORS' REPORT

To the Members and Stockholder
Ronco Inventions, LLC and Affiliated Companies:

We have audited the accompanying combined balance sheet of Ronco Inventions, LLC and Affiliated Companies (collectively, the "Company"), which are under common ownership and common management, as of December 31, 2003, and the related combined statements of operations, stockholders' and members' deficiency, and combined cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


VELAH Group LLP

Los Angeles, California
August 19, 2004, except for Note 12, as to which the date is September 7, 2004

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                             COMBINED BALANCE SHEET

                                DECEMBER 31, 2003

                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                           $  4,323,633
     Accounts receivable, net of allowance for doubtful accounts and
       product returns of $5,526,430                                        9,568,178
     Inventories                                                            5,812,620
     Prepaid advertising                                                    3,108,231
     Prepaid expenses and other current assets                              2,119,481
                                                                         ------------

              Total current assets                                         24,932,143

INVESTMENTS, at cost                                                        2,561,110

PROPERTY AND EQUIPMENT, Net                                                 2,585,653

OTHER ASSETS, Net of accumulated amortization of $438,904                     410,406
                                                                         ------------

                                                                         $ 30,489,312
                                                                         ============

              LIABILITIES AND STOCKHOLDERS'AND MEMBERS' DEFICIENCY

CURRENT LIABILITIES:
     Accounts payable                                                    $  7,676,939
     Accrued expenses                                                         797,561
     Due to affiliates                                                         51,898
     Royalty and license fees payable                                      47,451,038
     Current portion of deferred income                                     1,656,132
                                                                         ------------

              Total current liabilities                                    57,633,568

DEFERRED INCOME, Less current portion                                       1,540,139
                                                                         ------------

                   Total liabilities                                       59,173,707
                                                                         ------------

STOCKHOLDERS' AND MEMBERS' DEFICIENCY:
     Common stock                                                               1,001
     Paid-in capital                                                        1,194,375
     Members' deficit                                                     (11,098,708)
     Accumulated deficit                                                  (18,781,063)
                                                                         ------------

              Total stockholders' and members' deficiency                 (28,684,395)
                                                                         ------------

                                                                         $ 30,489,312
                                                                         ============

                   The accompanying notes are an integral part
                      of the combined financial statements

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 2003

NET SALES                                                          $ 93,500,173

COST OF SALES                                                        29,274,097
                                                                   ------------

GROSS PROFIT                                                         64,226,076

OPERATING EXPENSES                                                   67,652,570
                                                                   ------------

LOSS FROM OPERATIONS                                                 (3,426,494)

INTEREST INCOME                                                         213,295

OTHER INCOME, Net                                                       172,697
                                                                   ------------

NET LOSS                                                           $ (3,040,502)
                                                                   ============

                   The accompanying notes are an integral part
                      of the combined financial statements

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

           COMBINED STATEMENT OF STOCKHOLDERS' AND MEMBERS' DEFICIENCY

                          YEAR ENDED DECEMBER 31, 2003

                          Popeil Inventions, Inc.   R.P. Productions, Inc.                                 Ronco
                               Common Stock             Common Stock         Additional                Inventions, LLC
                            ------------------       ------------------       Paid-in     Accumulated     Members'
                             Shares    Amount         Shares    Amount        Capital       Deficit        Deficit         Total
                            --------  --------       --------  --------    ------------  ------------   ------------   ------------
Balance, Beginning of year     1,000  $  1,000           100   $      1    $  1,194,375  $(18,417,039)  $ (8,422,230)  $(25,643,893)

Net loss                          --        --            --         --              --      (364,024)    (2,676,478)    (3,040,502)
                            --------  --------       --------   --------    ------------  ------------   ------------  ------------

BALANCE, End of year           1,000  $  1,000            100   $      1    $  1,194,375  $(18,781,063)  $(11,098,708) $(28,684,395)
                            ========  ========       ========   ========    ============  ============   ============  ============

                   The accompanying notes are an integral part
                      of the combined financial statements

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                        COMBINED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 2003

CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                                         $(3,040,502)
   Adjustments to reconcile net loss
     to net cash provided by operating activities:
     Depreciation and amortization                                    1,391,671
     Gain on sale of property and equipment                                (624)
       Changes in operating assets and liabilities:
         Accounts receivable, net                                      (670,591)
         Inventories                                                  1,338,015
         Prepaid advertising                                           (587,681)
         Prepaid expenses and other current assets                      530,468
         Other assets                                                  (361,481)
         Accounts payable                                             1,030,675
         Accrued expenses                                               237,059
         Royalty and license fees payable                             1,497,327
         Deferred income                                               (704,893)
                                                                    -----------

   Net cash provided by operating activities                            659,443

CASH FLOW FROM INVESTING ACTIVITIES:
   Property and equipment purchased                                    (555,842)
   Proceeds from sale of property and equipment                           1,000
                                                                    -----------

   Net cash used in investing activities                               (554,842)

CASH FLOW FROM FINANCING ACTIVITIES:
   Payments on note payable                                            (375,000)
   Net advances to affiliates                                            11,600
                                                                    -----------

   Net cash used in financing activities                               (363,400)
                                                                    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                              (258,799)

CASH AND CASH EQUIVALENTS, beginning of year                          4,582,432
                                                                    -----------

CASH AND CASH EQUIVALENTS, end of year                              $ 4,323,633
                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:
   Interest
                                                                    $   137,790
                                                                    ===========
   Income taxes
                                                                    $     1,600
                                                                    ===========

                   The accompanying notes are an integral part
                      of the combined financial statements

                 RONCO INVENTIONS, LLC AND AFFILIATED COMPANIES

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2003

NOTE 1  -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Principles of Combination

            The combined financial statements include the accounts of R.P. Productions, Inc. ("RPP"), a Nevada S corporation, Popeil Inventions, Inc. ("PII"), a Nevada S corporation, and Ronco Inventions, LLC ("RI"), a California limited liability company (collectively, the "Company"), which are affiliated through common ownership and common management. All significant intercompany balances and transactions have been eliminated in combination.

            Business

            PII and RI contract with foreign suppliers to manufacture their home and kitchen products. PII and RI market their products primarily in the United States through the broadcast of direct response commercial announcements known as infomercials, internet advertising, in-house customer service department, telemarketing, and through wholesale distributors to retailers. The infomercials are produced by RPP.

            Cash and Cash Equivalents

            Cash and cash equivalents include all short-term highly liquid investments purchased with maturities of three months or less.

            Accounts Receivable

            The Company utilizes the allowance method for accounting for losses from uncollectible accounts. Under this method, an allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. Management has determined the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company performs ongoing credit evaluations of its customers.

            The accounts receivable balance at December 31, 2003 of $9,568,178 is net of the allowance for doubtful accounts and product returns totaling $5,526,430. The allowance is comprised of the allowance for doubtful accounts and the allowance for product returns of $4,761,415 and $765,015, respectively. The allowance for doubtful accounts includes $3,491,126 of cumulative customer account balances that have been sent to collections since September of 1999 and have not been written off.

            Inventories

            Inventories, consisting entirely of finished goods, are valued at the lower of cost determined by the first-in, first-out (FIFO) method or market. The inventory costs are comprised primarily of product, freight and duty.

            Revenue Recognition

            PII and RI recognize revenue from the sale of products when the products are shipped to the customers. Net sales represent revenues generated from products shipped, shipping and handling fees, and extended service contracts less estimated returns and sales allowances for which provisions are made. Generally, the returns and sales allowances are for damaged goods and anticipated customer returns.

            Revenue from the sale of extended service contracts are recognized on a straight-line basis over the life of the extended service contract. Extended service contract lives begin after the six-month free warranty period, and range from three to four years. Amounts received from the sale of extended service contracts prior to revenue recognition are included in deferred income on the combined balance sheet.

            Shipping and Handling Costs

            Shipping and handling costs are included in selling and administrative expenses which approximated $8,468,000 for the year ended December 31, 2003.

            Investments

            The Company has classified its investments as held to maturity, which consist of securities that management has the ability and intent to hold to maturity, are carried at amortized cost. The Company determines specific identification for computing realized gains and losses for securities sold.

            Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Property and Equipment

            Property and equipment are recorded at cost. The Company provides for depreciation and amortization utilizing accelerated methods based on the estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or lease term.

            Impairment of Long-Lived Assets

            The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset is not recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

            Income Taxes

            PII and RPP have elected to be treated as S corporations for federal and state income tax purposes. Pursuant to these elections, the income or loss of the companies is included in the income tax returns of their stockholders. In addition, RI is a limited liability company, which is nontaxable entity for federal and state income tax purposes. Accordingly, the members' have responsibility for payment of tax on their individual shares of income or losses.

            Production Costs

            The Company amortizes the production costs of infomercials on a straight-line basis based on estimated useful life of three years.

            Advertising Costs

            Advertising costs are expensed when broadcast. Amounts paid for advertising prior to broadcast are deferred as prepaid advertising costs until such time that the advertising has been broadcast. Advertising expense amounted to approximately $29,419,000 as of December 31, 2003.

NOTE 2  -   CONCENTRATIONS OF RISK

            Cash and Cash Equivalents

            The Company maintains most of its cash balance at a bank located in California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $4,322,000 at December 31, 2003. The Company has not experienced any losses in such accounts, and management believes it is not exposed to any significant credit risk on cash and cash equivalents.

            Accounts Receivable

            One customer comprised approximately 18% of the Company's net accounts receivable at December 31, 2003.

            Products

            For the year ended December 31, 2003, approximately 92% of the Company's net sales were generated from the sale of Showtime Rotisserie product and accessories, and approximately 74% and 26% of the Company's total net sales are comprised of direct response and wholesale business, respectively.

            Revenues from each of the Company's products are typically higher when first introduced. In addition, a higher percentage of sales are typically generated during the holiday season than during the rest of the year.

            Supplier

            During the year ended December 31, 2003, the Company purchased approximately 94% of their merchandise from one vendor who has suppliers and manufacturing locations in Korea and China. As of December 31, 2003, the Company maintained net assets consisting of tooling of approximately $1,593,000 at this supplier's manufacturing locations in Korea and China. Although the countries are considered politically and economically stable, it is possible that unanticipated events in the region could disrupt the operations of the Company because their main supplier is located there, has possession of the tooling assets, and manufactures the product.

NOTE 3  -   INVESTMENTS

            Investments are held to maturity and are summarized as follows at December 31, 2003:

                                                                   Gross          Gross
                                                   Amortized    Unrealized     Unrealized          Fair
                                                      Cost         Gains         Losses           Value
                                                 ------------   ------------   ------------   ------------
               Obligations of states and
                 political sub divisions,
                 including municipal bonds       $  2,561,110   $    217,220   $         --   $  2,778,330
                                                 ============   ============   ============   ============

            Scheduled maturities of securities classified as held to maturity at December 31, 2003 were as follows:

                                              Amortized          Fair
                                                 Cost            Value
                                             -----------      -----------
                Due in:
                      2007                   $    30,001      $    32,962
                      2008                     1,000,000        1,082,840
                      2015                       605,000          651,955
                      2018                       400,000          456,812
                      2019                        26,106           28,581
                      2024                       500,003          525,180
                                             -----------      -----------

                                             $ 2,561,110      $ 2,778,330
                                             ===========      ===========

            All investments are pledged to the bank for letters of credit.

NOTE 4  -   PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following at December 31, 2003:

               Transportation equipment                             $1,139,973
               Office furniture and equipment                        2,228,382
               Tooling                                               5,115,481
               Leasehold improvements                                  551,329
                                                                    ----------

                                                                     9,035,165

               Less: accumulated depreciation and amortization       6,449,512
                                                                    ----------

                                                                    $2,585,653
                                                                    ==========

            Depreciation and amortization expense for the year ended December 31, 2003 was approximately $1,199,000.

NOTE 5  -   DEFERRED INCOME

            Deferred income consists of extended service contracts amounting to $3,196,271. For the year ended December 31, 2003, revenues generated from extended service contracts were approximately $2,263,000.

NOTE 6  -   STOCKHOLDERS' AND MEMBERS' DEFICIENCY

            As of December 31, 2003, common stock and additional paid-in capital consisted of the following:

                                                                                              Additional
                                                                  Par           Common         Paid-in
                                                                 Value           Stock         Capital
                                                               ----------     ----------      ---------
               R.P. Productions, Inc.
                 Authorized, 10,000,000 shares;
                 Issued and outstanding, 100 shares            $    .0025     $        1     $       --
                                                               ==========

               Popeil Inventions, Inc.
                 Authorized, 1,000 shares;
                 Issued and outstanding, 1,000 shares          $        1          1,000      1,194,375
                                                               ==========     ----------     ----------

                                                                              $    1,001     $1,194,375
                                                                              ==========     ==========

            Members' Deficit

            Members' deficit consists of the initial capital contributed to RI by two members pursuant to an operating agreement that terminates upon written approval of the members. The two members are corporations and their initial capital contribution consisted of the net book value of their assets and liabilities. The members' deficit is due to two reasons; first, the corporations' liabilities exceed their assets at the time of contribution and, second, continuing losses. Net profits of the LLC are allocated to the members first in amounts equal to cumulative net losses previously allocated and in proportion to their membership interest, which are 99% for one member and 1% for the other. Net losses of the LLC are allocated to members first in amounts equal to each members' pro rata share of net profits previously allocated, second, in proportion to each members' positive capital accounts until such capital accounts are reduced to zero, and third, in proportion to their membership interest until the capital accounts are reduced to zero and then to the member with the largest percentage interest.

NOTE 7  -   LETTER OF CREDIT

            The Company entered into a letter of credit agreement with a bank which matures March 31, 2005, as amended. The Company has a facility not to exceed $8,000,000 for import letters of credit with an interest rate of 4% on unpaid balances.

            This facility is collateralized and pledged by the investments, certificates of deposit, and money market accounts. The minimum collateral base amount is $1,771,000 and will be adjusted quarterly as mutually agreed by the terms of the agreement, as defined. The agreement requires that the amount of collateral be equal or exceed the amount of outstanding letters of credit plus any amounts drawn against the letters of credit. Outstanding letters of credit for inventory purchases for which the Company could have been contingently liable, amounted to $2,909,000 as of December 31, 2003.

NOTE 8  -   ROYALTY AND LICENSE FEES PAYABLE

            The Company entered into a royalty agreement with a third party who co-invented the Showtime Rotisserie products, as well as a number of other products for the Company. Under the terms of the royalty agreement, the Company incurs royalty expense in an amount equal to 25 percent of net profits, as defined, derived from the sale of all products sold.

            The Company also entered into a licensing agreement with an unrelated company that holds the patents on the Showtime Rotisserie products. Under the terms of the licensing agreement, as amended, the Company incurs license fees of $14 per unit sold through 2007.

            The Company also entered into licensing agreements with the above unrelated company that holds patents relating to two of its other products. Under the terms of these agreements, as amended, the Company incurs license fees of $6 per unit sold of one product, and $17 per unit sold of other product, both through 2007. In addition, the Company incurs an annual licensing fee of $150,000. During the year ended December 31, 2003, the Company paid a minimum of $75,000 per month against the accrued license fee liabilities in forbearance of foreclosing on its license agreements. Beginning in 2004, this minimum monthly payment was reduced to $50,000 per month.

            At December 31, 2003, the Company had royalty and license fees payable to two unrelated third parties in the amount of $47,451,038. Total royalty and licensing expense under these agreements for the year ended December 31, 2003 amounted to approximately $10,004,000.

NOTE 9  -   COMMITMENTS AND CONTINGENCIES

            Leases

            The Company leases its facilities under long-term operating agreements expiring May 31, 2008, with early termination clauses at 12 and 24 months. Rental increases are adjusted each year based on increases in the consumer price index. The Company leases other premises and equipment on a month-to-month basis.

            Future minimum payments under these lease agreements at December 31, 2003 are as follows:

                Year Ending
                December 31,
                ------------

                     2004                          $   276,000
                     2005                              365,000
                     2006                              365,000
                     2007                              240,000
                     2008                               63,000
                                                   -----------

                                                   $ 1,309,000
                                                   ===========

            The Company leases office space from a related party (see Note 11). Rent expense paid to this related party under the month-to-month agreement was $60,000 for the year ended December 31, 2003.

            Rent expense under operating leases was approximately $403,000 including related party rent for the year ended December 31, 2003.

            Litigation

            The Company is, from time to time, the subject to litigation, claims and assessments arising out of matters occurring in its normal business operations. In the opinion of management, resolution of these matters will not have a material adverse effect on the Company's combined financial statements.

            Product Recall

            In August 2002, the Company recalled approximately 37,500 of its Showtime Rotisserie products. These rotisseries were manufactured in October 1999 and were sold nationwide from November 1999 through May 2000. A minimal number of units, all from the October 1999 manufacturing run, were found to leak electrical current from the heating element posing a risk of minor electric shock. No serious injuries have been reported. For each customer who responded to the recall notification, the Company paid for the return of the rotisserie, inspected and made any necessary repairs, and returned the rotisserie to the customer. In October 2004, the recall was officially closed, and as of December 31, 2003, the recall was complete. The costs associated with the recall of $329,882 were recovered from the manufacturer.

NOTE 10  -  EMPLOYEE BENEFIT PLAN

            The Company sponsors a 401(k) defined contribution benefit plan covering substantially all of its employees. Under the plan, employees can make annual voluntary contributions not to exceed the lesser of an amount equal to 15% of their compensations or limits established by the Internal Revenue Service Code. At this time, the Company does not provide for matching contributions.

NOTE 11  -  RELATED PARTY TRANSACTIONS

            Due from a Related Party

            At December 31, 2003, a non-interest bearing receivable in the amount of $190,034 was due from a related party and will be paid in 2004.

            Due to Affiliates

            During the normal course of operations, the Company enters into certain transactions with affiliated entities. At December 31, 2003, the amount due to affiliates was $51,898. Advances to affiliates are non-interest bearing and are due on demand.

            Rent

            The Company rents office space from a related party on a month-to-month basis (see Note 9).

NOTE 12  -  SUBSEQUENT EVENTS

            The shareholder of the Company, the RMP Family Trust, its parent, and a related party loaned the Company $8,500,000 and $30,650,000, respectively. These loans are evidenced by promissory notes, which bear interest at 10% per annum and are due by September 7, 2007. The purpose of these borrowings was for the payment of the royalty and license fees payable, which at December 31, 2003 totaled $41,387,289 (see Note 8).

            Additionally, and concurrent with the payment of the royalty and license fees payable, the related party purchased the patents used by the Company from the unrelated company for $500,000. The related party had a separate royalty agreement with the unrelated company to which the Company was not a party. Also, as part of this agreement the licensing agreement discussed in Note 8 terminated effective December 31, 2003.

                            RONCO INVENTIONS, LLC AND
                              AFFILIATED COMPANIES

                          COMBINED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                        AND INDEPENDENT AUDITORS' REPORT

                 RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES

                                TABLE OF CONTENTS

                                                                         Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                   1

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2002:

Combined Balance Sheet                                                    2
Combined Statement of Operations                                          3
Combined Statement of Stockholders' and Members' Deficiency               4
Combined Statement of Cash Flows                                          5
Notes to Combined Financial Statements                                   6-15

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Ronco Inventions, LLC and Affiliated Entities

We have audited the accompanying combined balance sheet of Ronco Inventions, LLC and Affiliated Entities as of December 31, 2002 and the related combined statements of operations, accumulated deficit and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly in all material respects, the financial position of Ronco Inventions, LLC and Affiliated Entities as of December 31, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the combined financial statements, certain errors resulting in an understatement of previously reported property and equipment at December 31, 2002 were discovered by management of the Company during the period ended June 29, 2005. Accordingly, the combined financial statements for the year ended December 31, 2002 have been restated.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
June 12, 2003, except for note 10, as to which the date is October 12, 2005

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                                  BALANCE SHEET
                                DECEMBER 31, 2002

                                                                   (As restated)
                                                                   -------------
   ASSETS
CURRENT ASSETS
   Cash and equivalents                                            $  4,582,432
   Accounts receivable, net of allowance for
     doubtful accounts and product returns of
     $1,835,421                                                       8,897,587
   Inventories                                                        7,150,635
   Prepaid advertising                                                2,520,550
   Prepayments and other current assets                               2,304,335
   Due from affiliate                                                   155,315
                                                                   ------------
   TOTAL CURRENT ASSETS                                            $ 25,610,854

MARKETABLE DEBT SECURITIES, at cost                                   2,607,644

PROPERTY AND EQUIPMENT, at cost, net of accumulated
   depreciation and amortization                                      3,229,052

OTHER ASSETS                                                            345,198
                                                                   ------------

   TOTAL ASSETS                                                    $ 31,792,748
                                                                   ============

  LIABILITIES AND STOCKHOLDERS' AND MEMBERS' DEFICIENCY
CURRENT LIABILITIES
   Note Payable, Bank                                                   375,000
   Accounts payable                                                   6,646,264
   Accrued expense                                                      560,502
   Royalties payable                                                 45,953,711
   Deferred revenue                                                   3,901,164
                                                                   ------------
   TOTAL CURRENT LIABILITIES                                       $ 57,436,641
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S AND MEMBERS' DEFICIENCY
  Common stock                                                            1,001
  Paid-in capital                                                     1,194,375
  Members' capital                                                   (8,422,230)
  Accumulated deficit                                               (18,417,039)
                                                                   ------------
  TOTAL STOCKHOLDER'S AND MEMBERS' DEFICIENCY                      $(25,643,893)
                                                                   ------------

  TOTAL LIABILITIES AND STOCKHOLDER'S AND MEMBERS'
   DEFICIENCY                                                      $ 31,792,748
                                                                   ============

                RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                    As restated
                                                                   -------------
NET REVENUE                                                        $ 98,362,744

COST OF REVENUE                                                      36,153,419
                                                                   ------------

    GROSS PROFIT                                                     62,209,325

OPERATING EXPENSE                                                    71,937,421
                                                                   ------------

    LOSS FROM OPERATIONS                                             (9,728,096)

INTEREST INCOME                                                         253,980
                                                                   ------------

    NET LOSS                                                       $ (9,474,116)
                                                                   ============

                  The accompanying notes are an integral part
                    of these combined financial statements.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
           COMBINED STATEMENT OF STOCKHOLDERS' AND MEMBERS' DEFICIENCY
                       FOR THE YEAR ENDED DECEMBER 31, 2002


                                           As Restated
                                           -----------

                                   Popeil                R.P.                                        Ronco
                              Inventions, Inc.    Productions, Inc.                               Inventions,
                                 Common Stock       Common Stock     Additional                       LLC
                             -------------------   ---------------    Paid-in     Accumulated       Members'
                              Shares     Amount    Shares   Amount    Capital       Deficit         Deficit          Total
                             --------   --------   ------   ------   ----------   ------------    ------------    ------------
BALANCE, January 1, 2002,
as previously reported          1,000   $  1,000      100   $    1    1,194,375   $(16,030,483)   $   (481,308)   $(15,316,415)

Reclassification                                                                     3,943,362      (3,943,362)             --

Prior period adjustment                                                               (135,489)       (235,567)       (371,056)
                             --------   --------   ------   ------   ----------   ------------    ------------    ------------
Balance, January 1, 2002,
as restated                     1,000      1,000      100        1    1,194,375    (12,222,610)     (4,660,237)    (15,687,471)

Net loss, as restated                                                               (5,712,123)     (3,761,993)     (9,474,116)

Dividends                                                                             (482,306)             --        (482,306)
                             --------   --------   ------   ------   ----------   ------------    ------------    ------------
BALANCE, December 31, 2002      1,000   $  1,000      100   $    1   $1,194,375   $(18,417,039)   $ (8,422,230)   $(25,643,893)
                             ========   ========   ======   ======   ==========   ============    ============    ============

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                  As Restated

 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss, as restated                                           $(9,474,116)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
       Depreciation and amortization                                  1,151,112
       Provisions for doubtful accounts                                 760,036
       Changes in assets and liabilities:
         (Increase) decrease in:
         Accounts receivable                                          2,819,279
         Inventories                                                 (2,205,155)
         Prepaid Advertising                                           (253,787)
         Prepaids and other assets                                   (1,802,950)
         Other assets                                                   137,235
         Accounts payable                                              (249,511)
         Accrued expenses                                            (2,390,712)
         Royalties payable                                            9,303,930
         Deferred revenue                                              (771,884)
                                                                    -----------
            Net cash used in operating activities                   $(2,976,523)
                                                                    -----------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Property and equipment purchased                                  (1,330,786)
   Marketable debt securities redeemed                                  111,691
                                                                    -----------
            Net cash used in investing activities                   $(1,219,095)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                          750,000
   Payments on notes payable                                           (375,000)
   Net advances payments to affiliates                                  (56,315)
   Dividends paid                                                      (482,306)
                                                                    -----------
            Net cash used in financing activities                   $  (163,621)
                                                                    -----------

NET DECREASE IN CASH                                                 (4,359,239)

CASH-BEGINNING OF YEAR                                                8,941,671
                                                                    -----------
CASH-END OF YEAR                                                    $ 4,582,432
                                                                    ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid during the year for:
    Income taxes                                                    $     1,600
                                                                    ===========

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Combination

         These combined financial statements include the accounts of R.P. Productions, Inc. ("RPP"), a Nevada S corporation, Popeil Inventions, Inc. ("PII"), a Nevada S corporation, and Ronco Inventions, LLC ("RI"), a California limited liability company. These companies are affiliated through common ownership, comprise a single economic unit and are referred to herein as "Ronco" or the "Companies." All significant intercompany accounts, transactions and profits have been eliminated upon combination.

         Nature of Activities

         PII and RI contract with a foreign supplier to manufacture their high-quality home and kitchen products. PII and RI market their products worldwide through the broadcast of direct response commercial announcements known as infomercials, internet advertising, catalog and magazine advertisements, and as a wholesale supplier to retailers. The infomercials are produced by RPP.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

         Revenue Recognition

         PII and RI recognize revenue from the sale of products when the products are shipped to customers. Revenue from the sale of extended warranty agreements is recognized on a straight-line basis over the life of the extended warranty. Extended warranty lives begin after the six-month free warranty period, and range from two to four years. Amounts received from the sale of extended warranty agreements prior to revenue recognition are included in deferred revenue on the balance sheet. Net revenues represent revenues generated from products shipped, shipping and handling fees, and extended warranties less estimated returns and sales allowances for which provisions are made. Generally, the returns and sales allowances are for damaged goods and anticipated customer returns. The estimates recorded are based upon historical trends. Returns and sales allowances amounted to approximately $6,800,000 for the year ended December 31, 2002.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITiES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Shipping, Handling and Fulfillment Costs

         The Company records all charges to customers for shipping and handling as revenue. All outbound shipping and fulfillment costs are classified as operating expenses and amounted to approximately $7,323,000 for the year ended December 31, 2002.

         Marketable Debt Securities

         In accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and based on the Company's intentions regarding these instruments, the Company has classified all its investments in marketable debt securities are held to maturity, and has accounted for the investments at the lower of amortized cost or fair market value. All of the Company's investments mature by 2024.

         Inventories

         Inventories are stated at the lower of cost (first-in, first-out method) or market.

         Depreciation

         Depreciation is computed using accelerated methods based on the estimated useful lives of the assets, generally as follows:

               Transportation equipment                       5 years
               Office furniture and equipment               5-7 years
               Tooling                                        7 years

         Leasehold improvements are amortized over the shorter of the life of the applicable lease or the life of the asset.

         Long-Lived Assets

         The Companies review for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of any asset may not be recoverable. An impairment loss would be recognized when the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the carrying amount. If an impairment is indicated, the amount of the loss to be recorded is based on an estimate of the difference between the carrying amount and the fair value of the asset. Fair value is based upon discounted estimated cash flows expected to result from the use of the asset and its eventual disposition and other valuation methods.

         Taxes on Income

         The Companies and their stockholder and members have elected to treat corporate taxable income and losses as income or losses to their stockholder and members. Accordingly, federal and state income taxes are liabilities of the stockholder and members and not of the Companies, except that California levies a 1.5% corporate tax on electing corporations.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Cash Equivalents

         The Companies consider all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

         Advertising Costs

         Advertising costs are expensed when broadcast. Amounts paid for advertising prior to broadcast are deferred as prepaid advertising costs until such time that the advertising has been broadcast. Advertising expense amounted to approximately $35,200,000 as of December 31, 2002.

         Current Account Pronouncements

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Company will be required to adopt this statement effective January 1, 2003. The Company does not expect that the adoption of SFAS No. 143 will have any effect on the Company's financial statement presentation or disclosures.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective January 1, 2002. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and a portion of APB Opinion No. 30, "Reporting the Results of Operations". This statement provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This statement also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 did not have any effect on the Company's financial statement presentation or disclosures.

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Current Accounting Pronouncements (continued)

         SFAS No. 146 replaces the previous accounting guidance provided by the Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not anticipate that the adoption of SFAS No. 146 will have any effect on the Company's financial statement presentation or disclosures.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure", which amended Statement No. 123, "Accounting for Stock Based Compensation". SFAS No. 148 provides for the use of alternative methods of transition for voluntary change to the fair value based method of accounting for stock based compensation. It also amends the disclosure requirements of Statement No. 123 to require prominent disclosure of the Company's method of accounting for such compensation and the effect of the method used on reported results in annual and interim financial statements. SFAS No. 148 is effective for annual periods ending after December 15, 2002 and interim period beginnings after December 15, 2002. The Company does not expect the adoption of SFAS No. 148 to have a material effect on its financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect that the adoption of SFAS No. 150 will have a significant effect on the Company's financial statement presentation or disclosures.

NOTE 2 - CONCENTRATIONS OF RISK

         Cash and Equivalents

         The Companies maintain cash balances at two banks where amounts on deposit are in excess of $100,000. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 2 - CONCENTRATIONS OF RISK (continued)

         Suppliers

         During the year ended December 31, 2002, PII and RI purchased approximately 94% of their merchandise from one supplier who has manufacturing locations in Korea and China. As of December 31, 2002, PII and RI maintained net assets consisting of tooling of approximately $1,662,000 at this suppliers manufacturing locations. Although the countries are considered politically and economically stable, it is possible that unanticipated events in the region could disrupt the operations of PII and RI because their main supplier is located there, has possession of the tooling assets, and manufactures the products.

         Customers

         For the year ended December 31, 2002, approximately 11% of the Companies' net revenues were generated from one customer.

         Products

         For the year ended Decemebr 31, 2002, approximately 96% of the Companies' net revenues were generated from the sale of Showtime Rotisserie product and accessories.

         Revenues from each of the Companies' products are typically higher when first introduced. In addition, sales of the products are generally greater during the holiday season, which occurs in the Company's last fiscal quarter.

NOTE 3 - GAIN ON SETTLEMENT

         During the year ended December 31, 2002, a third party that owns the patents to two of the Company products product settled a patent infringement lawsuit against Salton, Inc. for $1,250,000. Pursuant to the license agreement between the third party and the Company, the Company is entitled to the settlement, less legal fees which amounted to $477,127. Accordingly, the Company has reflected a gain from legal settlement of $772,873 in the accompanying Combined Statement of Operations for the year ended December 31, 2002. As of December 31, 2002, $634,399 of this amount was unpaid, is due in installment by March 2004 and is included in Prepaids and other current assets, and other assets.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 4 - MARKETABLE DEBT SECURITIES

         At December 31, 2002, amortized cost basis, aggregate fair value and gross unrealized holding gains by major security type were as follows:

                                             Amortized                 Gross
                                               Cost        Fair      Unrealized
                                               Basis       Value       Gains
                                            ----------    ----------  ---------

         Municipal bonds with maturity
         dates from September 2007 to
         August 2024                        $2,607,644    $2,819,132  $ 211,488

NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following as of December 31, 2002:

                                                                         2002
                                                                      ----------

         Transportation equipment                                     $  972,107
         Office furniture and
          equipment                                                    2,026,269
         Tooling                                                       1,409,731
         Leasehold improvements                                        4,084,002
                                                                      ----------
                                                                       8,492,109
         Less: accumulated depreciation
          and amortization                                             5,263,057
                                                                      ----------
                                                                      $3,229,052
                                                                      ==========

         The Company has recorded in its Combined Statements of Operations depreciation and amortization expense of approximately $1,151,000 for the year ended December 31, 2002.

NOTE 6 - STOCKHOLDERS' AND MEMBERS' DEFICIT

         As of December 31, 2002, common stock and additional paid-in capital consisted of the following:

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 6 - STOCKHOLDERS' AND MEMBERS' DEFICIT (continued)

                                                                   Additional
                                            Par        Common       Paid-in
                                           Value        Stock       Capital
                                         ----------   ----------   ----------

         R.P. Productions, Inc.
            Authorized, 1,000 shares:
            Issued and outstanding,
             1,000 shares                $        1   $        1   $        0

         Popeil Inventions, Inc.
            Authorized, 1,000 shares:
            Issued and outstanding,
             1,000 shares                $        1   $    1,000   $1,194,375
                                         ----------   ----------   ----------
                                                      $    1,001   $1,194,375
                                                      ==========   ==========

         Members' Capital

         Members' capital consists of the initial capital contributed to RI by two members pursuant to an operating agreement that terminates upon written approval of the members. The two members are corporations and their initial capital contribution consisted of the net book value of their assets and liabilities. The members' capital is negative because the corporations' liabilities exceeded their assets at the time of contribution. The earnings and losses of RI are included in net loss and accumulated deficit. Net profits of the LLC are allocated to the members first in amounts equal to cumulative net losses previously allocated and then in proportion to their membership interests, which are 99% for one member and 1% for the other. Net losses of the LLC are allocated to members first in amounts equal to each member's pro rate share of net profits previously allocated, second, in proportion to each member's positive capital accounts until such capital accounts are reduced to zero, and third, in proportion to their membership interests until the capital accounts are reduced to zero and then to the member with the largest percentage interest.

NOTE 7 - NOTES PAYABLE, BANK

         On July 26, 2002, the Company entered into a revolving line of credit allowing maximum borrowings of up to $750,000, through March 1, 2003. Interest at rate of 4.5% per annum is due in monthly payments commencing September 1, 2002. During the year ended December 31, 2002, the Company borrowed $750,000 against the line of credit, and made principal payments of $375,000. As of December 31, 2002, $375,000 was outstanding under this line of credit. In January 2003, the Company paid the outstanding line of credit balance in full.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Leases

         The Companies lease their primary premises pursuant to an agreement expiring January 31, 2005. Rental increases are adjusted each year based on increases in the consumer price index. The Companies lease other premises and equipment oN a month-to-month basis.

         Minimum annual rental payments under the long-term lease are as follows:

                           Year
                    Ending December 31,
                    ------------------
                           2003               $146,000
                           2004                146,000
                           2005                 12,000
                                              --------
                                              $304,000
                                              ========

         Total rent expense for the year ended December 31, 2002, amounted to approximately $413,000.

         Litigation

         From time to time the Companies are subject to litigation incidental to their business, including possible product liability claims. Such claims, if successful, could exceed applicable insurance coverage. The Companies are not currently a party to any material legal proceedings.

         Royalties and Licensing

         PII entered into an inventor agreement with a third party who co-invented the Showtime Rotisserie products. Under the terms of the inventor agreement, PII incurs royalty expense in an amount equal to 25 percent of net profits, as defined, derived from the Showtime Rotisserie products and products sold in conjunction with the Showtime Rotisserie products.

                  RONCO INVENTIONS, LLC AND AFFILIATED ENTITIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 8 - COMMITMENTS AND CONTINGENCIES (continued)

         Royalties and Licensing (continued)

         The Company also entered into a licensing agreement with an unrelated company that holds the patent on the Showtime Rotisserie products. Under the terms of the licensing agreement, PII incurs license fees $14 per unit sold through 2006.

         RI entered into licensing agreements with an unrelated company that holds patents relating to two of its other products. Under the terms of the agreements, RI incurs license fees of $6 per unit sold of one product, and $17 per unit sold of another product, through 2003, and an annual licensing fees of $150,000.

         Total royalty and licensing expense under these agreements for the year ended December 31, 2002 amounted to approximately $11,346,000.

         Product Recall

         In August 2002, PII recalled approximately 37,500 of its Showtime Rotisserie product. These rotisseries were manufactured in October 1999 and were sold nationwide from November 1999 through May 2000. Certain units have been found to leak electrical current from the heating element posing a risk of electric shock. No serious injuries have been reported. For each customer who responds to the recall notification, PII will pay for the return of the rotisserie, inspect and make any necessary repairs, and return the rotisserie to the customer. At December 31, 2002 the recall is substantially complete. The costs associated with the recall of $377,000 will be recovered from the manufacturer.

NOTE 9 - RELATED PARTY TRANSACTIONS

         Due from Affiliate

         At December 31, 2002, $155,000 was due from the member of RI with 99% interest.

         Rent

         The Companies rent office premises from the stockholder of RPP and PII on a month-to-month basis. Total rent expense charged by the stockholder amounted to $60,000 for the year ended December 31, 2002.

NOTE 10 - RESTATEMENT - 2002 and 2001

         Reclassification

         The accumulated deficit of the companies have been reclassified in the amount of $3,943,362 to reflect the portion of the losses for RI were included in accumulated deficit in the prior year's combined financial statements.

         Prior Period Adjustment

         The companies restated its depreciation and amortization expense for 2001 and 2002 for errors. The amortization periods used for leasehold improvements and the calculation of accelerated depreciation of equipment were corrected. The effects of correction are as follows:

         Total stockholders' and members' deficiency,
          December 31, 2001, as previously reported              $(15,316,415)
         Correction of amortization of leasehold improvements        (371,056)
                                                                 ------------
         Accumulated and members' deficit,
          December 31, 2002 as restated                           (15,687,471)
         Net income, as restated                                   (9,474,116)
         Dividends                                                   (482,306)
                                                                 ------------
         Total stockholders' and members' deficiency,
          December 31, 2002, as restated                         $(25,643,893)
                                                                 ============

         Net loss, December 31, 2002, as previously reported $(10,094,336) Correction of amortization of leasehold improvements
          and accelerated depreciation                               (620,220)
                                                                 ------------
         Net loss, December 31, 2002, as restated                $ (9,474,116)
                                                                 ============

                        Unaudited Pro Forma Consolidated
                         Condensed Financial Statements

      On June 27, 2005 (the "Closing Effective Date"), Ronco Corporation ("Ronco") closed a merger transaction (the "Merger") pursuant to an Agreement and Plan of Merger dated May 23, 2005, by and among Ronco, the Fi-Tek VII, Inc. shareholders, Ronco Acquisition Corporation ("RAC") and RMC (the "Merger Agreement"). Pursuant to the Merger Agreement, we acquired RMC by merging RAC into RMC. RMC was the surviving corporation and became a wholly-owned subsidiary of Ronco after the Closing Effective Date. Pursuant to the Merger Agreement: (i) each share of our common stock issued and outstanding immediately prior to the Effective Date of the Merger remained issued and outstanding from and after the Effective Date; (ii) each share of Ronco Acquisition Corporation's common stock issued and outstanding immediately prior to the Effective Date ceased to be outstanding and was converted into one share of common stock of RMC; and (iii) each share of RMC's common stock issued and outstanding immediately prior to the Effective Date ceased to be outstanding and was converted into and exchanged for
1.6452794 shares of the Registrant's common stock for a total of 800,002 shares of our Common Stock. On June 30, 2005 (the "Merger Effective Date"), the merger became effective through the filing by the Registrant of a Certificate of Merger with the Secretary of State of the State of Delaware.

      As a result of the merger, former RMC stockholders hold a majority of the voting interest in Ronco Corporation. This transaction will be accounted for as a reverse merger, with RMC being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer RMC will become the historical financial statements of the combined companies. This transaction will be accounted for as the issuance of common stock by RMC for the net monetary assets of Ronco Corporation, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the combined companies. Pre-acquisition stockholders' equity of RMC will be retroactively restated for the equivalent number of shares of Ronco Corporation received by RMC stockholders in the merger, with differences between the par value of Ronco Corporation and RMC's stock recorded as additional paid in capital.

      As a result of Ronco Corporation's (formerly "Fi-Tek VII, Inc.")decision to effectively discontinue its businesses, Ronco Corporation will be a non-operating holding company with no continuing operations at the time of the merger. Therefore, the historical results of the operations of Ronco Corporation are not meaningful when combined with the historical results of the operations of RMC for the purposes of the pro forma presentation. Accordingly, pro forma results of operations reflecting the merger have not been provided as they would be substantially the same as the historical results of RMC.

      On June 30, 2005, Ronco acquired the assets Ronco Inventions, LLC, Popeil Inventions, Inc., R.P. Productions, Inc. and certain intangible assets from Ron
M. Popeil (collectively, The "Acquired Business") for $40,209,000 of cash and $16,300,000 of promissory note issued to the Sellers. Subsequently, the promissory note was reducted to $13,158,000 based on the estimated net value of assets acquired subject to agreement.

      This unaudited pro forma information should be read in conjunction with the financial statements for the Acquired Businesses for the nine months ended September 30, 2004 included within this report.

      The following unaudited pro forma statement of operations for the year ended September 30, 2004, has been prepared in accordance with accounting principles generally accepted in the United States of America to give effect to the June 30, 2005 acquisition of the assets of the Acquired Businesses as if the transaction occurred on October 1, 2003. The pro forma statement of operations combines the results of operations of RMC and the Acquired Businesses for the year ended September 30, 2004. Pro forma adjustments include interest on Sellers Notes relating to the acquisition of the assets of the Acquired Businesses, additional amortization of intangibles and reduction of expenses relating to royalties and licensing that no longer apply because the patents were part of the acquired assets.

      The following unaudited pro forma statement of operations for the six months ended March 31, 2005, has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the June 30, 2005 acquisition of the Acquired Businesses as if the transaction occurred on October 1, 2004. The pro forma statement of operations combines the results of operations of RMC and the Acquired Businesses for the six months ended March 31, 2005. Pro forma adjustments include interest on Sellers Notes relating to the acquisition of the Acquired Businesses, additional amortization of intangibles and reduction of expenses relating to royalties and licensing that no longer apply because the patents were part of the acquired assets.

       The unaudited pro forma financial statements give effect to an 89 to 1 reverse stock split for all periods presented.

      These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the assets of the Acquired Businesses been consummated as of the dates specified above.

A pro forma balance sheet has not been presented, since the Acquired Businesses have been included in the June 30, 2005 Annual Report on Form 10-K.

                                RONCO CORPORATION
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED MARCH 31, 2005
                                   (UNAUDITED)


                                                 RONCO MARKETING   RONCO INVENTIONS, LLC AND     PRO FORMA    RONCO CORPORATION
                                                 CORPORATION (A)    AFFILIATED COMPANIES(B)     ADJUSTMENTS       PRO FORMA
                                                 ----------------------------------------------------------------------------------
Net sales                                        $           --    $              59,090,526   $       --     $          59,090,526
Cost of sales                                                                     15,216,369                             15,216,369
                                                 ----------------------------------------------------------------------------------
Gross Profit                                                 --                   43,874,157           --                43,874,157

Expenses:
Selling, general and administrative                           48                  41,681,618       (227,000)F            42,742,603
                                                                                                    250,000 G
                                                                                                  1,317,602 I
                                                                                                   (279,665)M
Amortization of intangibles                                                                       2,972,863 D             2,972,863
                                                 ----------------------------------------------------------------------------------
Total operating expenses                                      48                  41,681,618      4,033,800              45,715,466

                                                 ----------------------------------------------------------------------------------
Income (loss) from operations                                (48)                  2,192,539     (4,033,800)             (1,841,309)

Interest income                                                                       69,825                                 69,825
Interest expense                                          (6,476)                 (1,955,561)      (625,014)E              (629,551)
                                                                                                  1,957,500 H

                                                 ----------------------------------------------------------------------------------
Income (loss) before provision for income taxes           (6,524)                    306,803     (2,701,314)             (2,401,035)

Provision for income taxes                                   --                        --          (957,804)L              (957,804)
                                                 ----------------------------------------------------------------------------------
Net loss                                         $        (6,524)  $                 306,803   $ (1,743,510)             (1,443,231)
                                                 ==========================================================

Preferred stock dividends (J)                                                                                            (1,250,000)
                                                                                                              ---------------------

Net loss attributable to common stockholders                                                                  $          (2,693,231)
                                                                                                              =====================

Basic and diluted loss per share pro forma                                                                    $               (0.18)
                                                                                                              =====================

Weighted average shares outstanding pro forma                                                                            15,354,205
                                                                                                              =====================

                                Ronco Corporation
            Pro Forma Consolidated Condensed Statement of Operations
                          Year ended September 30, 2004
                                   (Unaudited)

                                                   Three Months ended
                                                    December 31, 2003      Nine Months ended
                                       Ronco      Ronco Inventions, LLC    September 30, 2004
                                     Marketing             and            Ronco Inventions, LLC
                                    Corporation    Affiliated Companies   Affiliated Companies       Pro forma     Ronco Corporation
                                        (A)               (C.1)                    (C)              Adjustments        Pro forma
                                    ------------------------------------------------------------------------------------------------
Net  sales                          $        --   $          52,075,136  $           63,245,257           --       $   115,320,393
Cost of sales                                                15,051,495              16,842,282                         31,893,777
                                    ----------------------------------------------------------------------------------------------
Gross Profit                                 --              37,023,641              46,402,975           --            83,426,616

Expenses:
Selling, general and
  administrative                                             36,073,273              53,216,762      (6,721,000)F       84,081,363
                                                                                                        500,000 G
                                                                                                      1,869,284 I
                                                                                                       (856,956)M
Amortization of intangibles                                                                           5,945,726 D        5,945,726
Write down of impaired assets                                        --                  771,048                           771,048
                                    ----------------------------------------------------------------------------------------------
Total operating expenses                     --              36,073,273              53,987,810         737,054         90,798,137

                                    ----------------------------------------------------------------------------------------------
Loss  from operations                        --                 950,368              (7,584,835)       (737,054)        (7,371,521)

Other income                                                    233,540                                                    233,540
Interest income                                                 188,288                                                    188,288
Interest expense                                               (207,514)               (120,482)     (1,250,027)E       (1,331,023)
                                                                                                        247,000 H

                                    ----------------------------------------------------------------------------------------------
Loss  before provision for
  income taxes -                             --               1,164,682              (7,705,317)     (1,740,081)        (8,280,716)

Provision for income taxes                   --                    --                      --        (3,312,287)L       (3,312,287)
                                    ----------------------------------------------------------------------------------------------

Net loss                            $        --  $           11,164,682              (7,705,317)      1,572,206         (4,968,429)
                                    ============================================================================

Preferred stock dividends (J)                                                                                           (2,500,000)
                                                                                                                   ---------------

Net loss attributable to
  common stockholders                                                                                              $     7,468,429
                                                                                                                   ===============

Basic and diluted loss per
  share Pro forma                                                                                                  $         (0.49)
                                                                                                                   ===============

Weighted average shares
  outstanding Pro forma (K)                                                                                             15,354,205
                                                                                                                   ===============

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

A. Reflects RMC's historical statement of operations from October 15, 2004 (date of inception) through March 31, 2005. There were no operations during the year ended September 30, 2004.
B. Reflects the historical operations of Ronco Inventions, LLC and Affiliated Companies for the six months ended March 31, 2005 (unaudited).
C. Reflects the historical operations of Ronco Inventions, LLC and Affiliated Companies for the nine months ended September 30, 2004 which have been derived from the audited financial statements.
C.1. Reflects the historical operations of Ronco Inventions, LLC and Affiliated Companies for the three months ended December 31, 2003 (unaudited).
D. To record amortization of patents, trademarks and customer list purchased in the acquisition of Ronco Inventions, LLC and Affiliated Companies for the year ended September 30, 2004 and six months ended March 31, 2005, over
     1.5 to 19 years their estimated useful lives.
E. To record interest expense of $1,250,027 and $ 625,014 for the year ended September 30, 2004 and for the six months ended March 31, 2005, respectively, on $13,158,180 of promissory notes with 9.5% interest per annum issued to the seller in connection with the purchase of Ronco Inventions, LLC and Affiliated Companies.
F. To eliminate royalties and licensing fees of $6,721,000 and $227,000 for the year ended September 30, 2004 and the six months ended March 31, 2005 respectively as the acquisition of Ronco Inventions, LLC and Affiliated Companies included all of the patents and trademarks. Accordingly, such fees will not have to be paid in the future.
G. To reflect consulting fees of $500,000 and $250,000 for the year ended September 30, 2004 and for the six months ended March 31, 2005, respectively, related to Ron Popeil's consulting agreement entered into in connection with the purchase of the assets of Ronco Inventions, LLC and Affiliated Companies.
H. To reflect the reduction of interest expense of $247,000 and $1,957,500 related to the Ron Popeil's Family Trust and affiliated entities notes for the year ended September 30, 2004 and for the six months ended March 31, 2005. The notes were not assumed by Ronco Corporation.
I. To record compensation for the issuance of 800,313 shares of common stock to CEO and 160,063 shares to CFO, with a fair market value of $3.76 per share. Both the CEO and CFO paid $.01 per share for their common stock. 80,031 shares issued to CFO vested immediately and the remaining shares vest over three years. Also, to record cash bonuses of $315,000 and $150,000 to the CEO and CFO of the Registrant, respectively.
J.   To record 5% preferred stock dividends on $50,000,000 of preferred stock.
K.   The weighted average shares consists of the following:
         Common stock issued to RMC shareholders                  800,002
         Recapitalization of Fi-Tek VII, Inc                      477,639
         Common stock issued to officers                          640,251
         Common stock issued for transaction costs                173,713
         Pro forma conversion of preferred stock to
           common stock                                        13,262,600
                                                               ----------
                                                               15,354,205

L. The Company has recorded an income tax benefit using an effective tax rate of 40%.
M. To reflect the reduction of depreciation expense based on the fair value of the acquired fixed assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ronco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RONCO CORPORATION

                                     By: /s/
                                         ------------------------------------
                                         Evan J. Warshawsky
                                         Chief Financial Officer, Vice-President
                                         and Secretary